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                                                                      EXHIBIT 21

         Subsidiary                     Jurisdiction of Incorporation/Formation
         ----------                     ---------------------------------------
Cableshare B.V.                                       Netherlands
Cable Share International Inc.                        Barbados
Cableshare (U.S.) Limited                             Illinois
Interactive Channel, Inc.                             Delaware
Interactive Channel Technologies Inc.                 Ontario, Canada
IT Network, Inc.                                      Delaware
1229501 Ontario Inc.                                  Ontario, Canada
997758 Ontario Inc.                                   Ontario, Canada
SMI Holdings, Inc.                                    Delaware
Source Investments, Inc.                              Nevada
SourceSuite LLC(1)                                    Delaware


(1) The Company directly owns 50% of the membership interests and acts as the manager of SourceSuite LLC.